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Exhibit 10.94

SECOND AMENDMENT TO
RESACA EXPLOITATION, INC.
2008 STOCK INCENTIVE PLAN

        This SECOND AMENDMENT TO THE RESACA EXPLOITATION, INC. 2008 STOCK INCENTIVE PLAN (this "Amendment") is hereby made and entered into this 1st day of April, 2010 by the board of directors (the "Board") of Resaca Exploitation, Inc., a Texas corporation (the "Company"). Terms used in this Amendment with initial capital letters that are not otherwise defined herein shall have the meanings ascribed to such terms in the 2008 Stock Incentive Plan (the "Plan").

RECITALS

        WHEREAS, Cano Petroleum, Inc., a Delaware corporation ("Cano"), and the Company entered into the Agreement and Plan of Merger by and among Cano, the Company, and Resaca Acquisition Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of the Company (the "Merger Sub"), dated September 29, 2009 (the "Merger Agreement"), under which Cano will merge with and into the Merger Sub (the "Merger") and Cano will be the surviving corporation and subsidiary of the Company, effective as of the Closing Date (as defined in the Merger Agreement);

        WHEREAS, in connection with the Merger, the Company has approved a one for five reverse stock split of any outstanding Shares of Common Stock (the "Reverse Split");

        WHEREAS, in connection with the Merger and following the Reverse Split, the Board deems it advisable and in the best interests of the Company to amend the Plan to: (i) increase the amount of Shares of Common Stock available to be granted under the Plan and (ii) prohibit the repricing of any SAR or Stock Option granted under the Plan;

        WHEREAS, Section 7.7 of the Plan provides that the Board may amend the Plan at any time without shareholder approval, unless such amendment (i) increases the maximum number of shares which may be issued under the Plan, (ii) amends the requirements as to the class of employees eligible to purchase Common Stock under the Plan; (iii) extends the term of the Plan; or (iv) increases the maximum limits on certain incentive awards or decreases the authority granted under the Plan in contravention of Rule 16b-3 of the Securities Exchange Act of 1934, as amended;

        WHEREAS, the Company is submitting this Amendment to the shareholders for approval at the Company's 2010 Annual Meeting of Shareholders; and

        WHEREAS, the effectiveness of the Amendment is subject to and contingent on the completion of the Merger.

        NOW, THEREFORE, this Second Amendment ("Amendment") is hereby made with all the amendments set forth herein, as follows:

        1.     The first sentence of Section 1.4 is deleted, in its entirety, and replaced as follows:

          Subject to adjustment under Section 6.6, there shall be available for Incentive Awards that are granted wholly or partly in Common Stock (including rights or Stock Options that may be exercised for or settled in Common Stock) five million eight hundred forty-five thousand one hundred seventy-five (5,845,175) Shares of Common Stock.

        2.     Section 1.4(c) of the Plan is deleted, in its entirety, and replaced as follows:

          (c)   With respect to any Stock Option or SAR granted to a Covered Employee that is canceled, the number of Shares subject to such Stock Option or SAR shall continue to count against the maximum number of Shares that may be the subject of Stock Options or SARs granted

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  to such Covered Employee hereunder and, in this regard, such maximum number shall be determined in accordance with Code Section 162(m).

        3.     The following new Section 2.6 is added to the Plan:

          2.6    Repricing

          Any Stock Option or SAR granted to a Covered Employee under this Section 2 may not be repriced unless approved in advance by the shareholders of the Company.

        4.     As expressly amended hereby, the Agreement is ratified and confirmed in all respects and shall remain in full force and effect.

        IN WITNESS WHEREOF, the undersigned, being a duly authorized officer of the Company has approved, ratified and executed this Amendment, effective as of Effective Time (as defined in the Merger Agreement).

RESACA EXPLOITATION, INC.
By:	/s/ MARY LOU FRY

Name:	Mary Lou Fry

Title:	Vice President, General Counsel and Secretary

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  Exhibit 10.94
SECOND AMENDMENT TO RESACA EXPLOITATION, INC. 2008 STOCK INCENTIVE PLAN
RECITALS